[EXECUTION COPY]



                                CREDIT AGREEMENT

                                      among

                         ANCHOR ADVANCED PRODUCTS, INC.,

                                  as Borrower,

                                       and

                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                                       and

                               NATIONSBANK, N.A.,

                                    as Agent

                            DATED AS OF APRIL 2, 1997


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
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                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.1 Definitions..........................................................................................1
         1.2 Computation of Time Periods and Other Definitional Provisions.......................................23
         1.3 Accounting Terms....................................................................................23

SECTION 2  CREDIT FACILITIES ....................................................................................24
         2.1 Loans...............................................................................................24
         2.2 Letter of Credit Subfacility........................................................................25
         2.3 Continuations and Conversions.......................................................................30
         2.4 Minimum Amounts.....................................................................................31
         2.5 Notes...............................................................................................31

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT..........................................31
         3.1 Interest............................................................................................31
         3.2 Place and Manner of Payments........................................................................32
         3.3 Prepayments.........................................................................................32
         3.4 Fees................................................................................................33
         3.5 Payment in full at Maturity.........................................................................34
         3.6 Computations of Interest and Fees...................................................................34
         3.7 Pro Rata Treatment..................................................................................35
         3.8 Allocation of Payments After Event of Default.......................................................36
         3.9 Sharing of Payments.................................................................................37
         3.10 Capital Adequacy...................................................................................38
         3.11 Inability To Determine Interest Rate...............................................................38
         3.12 Illegality.........................................................................................38
         3.13 Requirements of Law................................................................................39
         3.14 Taxes..............................................................................................40
         3.15 Indemnity..........................................................................................42

SECTION 4  GUARANTY .............................................................................................43
         4.1 Guaranty of Payment.................................................................................43
         4.2 Obligations Unconditional...........................................................................43
         4.3 Modifications.......................................................................................44
         4.4 Waiver of Rights....................................................................................44
         4.5 Reinstatement.......................................................................................45
         4.6 Remedies............................................................................................45
         4.7 Limitation of Guaranty..............................................................................45
         4.8 Rights of Contribution..............................................................................46

SECTION 5  CONDITIONS PRECEDENT..................................................................................46
         5.1 Closing Conditions..................................................................................46


                                       i

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
         5.2 Conditions to All Extensions of Credit..............................................................50

SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................51
         6.1 Financial Condition.................................................................................51
         6.2 No Material Change..................................................................................52
         6.3 Organization and Good Standing......................................................................52
         6.4 Due Authorization...................................................................................52
         6.5 No Conflicts........................................................................................53
         6.6 Consents............................................................................................53
         6.7 Enforceable Obligations.............................................................................53
         6.8 No Default..........................................................................................53
         6.9 Ownership...........................................................................................53
         6.10 Indebtedness.......................................................................................54
         6.11 Litigation.........................................................................................54
         6.12 Taxes..............................................................................................54
         6.13 Compliance with Law................................................................................54
         6.14 ERISA..............................................................................................54
         6.15 Subsidiaries.......................................................................................55
         6.16 Use of Proceeds; Margin Stock......................................................................56
         6.17 Government Regulation..............................................................................56
         6.18 Environmental Matters..............................................................................56
         6.19 Intellectual Property..............................................................................57
         6.20 Solvency...........................................................................................58
         6.21 Investments........................................................................................58
         6.22 Location of Collateral.............................................................................58
         6.23 Disclosure.........................................................................................58
         6.24 Licenses, etc......................................................................................58
         6.25 No Burdensome Restrictions.........................................................................58
         6.26 Labor Matters......................................................................................59
         6.27 Nature of Business.................................................................................59

SECTION 7  AFFIRMATIVE COVENANTS.................................................................................59
         7.1 Information Covenants...............................................................................59
         7.2 Preservation of Existence and Franchises............................................................62
         7.3 Books and Records...................................................................................62
         7.4 Compliance with Law.................................................................................62
         7.5 Payment of Taxes and Other Indebtedness.............................................................62
         7.6 Insurance...........................................................................................63
         7.7 Maintenance of property.............................................................................63
         7.8 Performance of Obligations..........................................................................63
         7.9 Collateral..........................................................................................63
         7.10 Use of Proceeds....................................................................................64
         7.11 Audits/Inspections.................................................................................64
         7.12 Financial Covenants................................................................................65
         7.13 Additional Credit Parties..........................................................................66


                                       ii

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
SECTION 8  NEGATIVE COVENANTS ...................................................................................66
         8.1 Indebtedness........................................................................................67
         8.2 Liens...............................................................................................67
         8.3 Nature of Business..................................................................................67
         8.4 Consolidation and Merger............................................................................68
         8.5 Asset Dispositions..................................................................................68
         8.6 Investments.........................................................................................69
         8.7 Restricted Payments.................................................................................69
         8.8 Transactions with Affiliates........................................................................70
         8.9 Restrictions on the Parent; Ownership of Subsidiaries...............................................70
         8.10 Fiscal Year; Organizational Documents..............................................................70
         8.11 Prepayment or Modification of Indebtedness.........................................................71
         8.12 Limitations........................................................................................71
         8.13 Sale Leasebacks....................................................................................71
         8.14 Capital Expenditures...............................................................................72
         8.15 No Further Negative Pledges........................................................................72
         8.16 Operating Lease Obligations........................................................................72
         8.17 Foreign Subsidiaries...............................................................................72

SECTION 9  EVENTS OF DEFAULT ....................................................................................73
         9.1 Events of Default...................................................................................73
         9.2 Acceleration; Remedies..............................................................................75

SECTION 10  AGENCY PROVISIONS ...................................................................................76
         10.1 Appointment........................................................................................76
         10.2 Delegation of Duties...............................................................................76
         10.3 Exculpatory Provisions.............................................................................77
         10.4 Reliance on Communications.........................................................................77
         10.5 Notice of Default..................................................................................78
         10.6 Non-Reliance on Agent and Other Lenders............................................................78
         10.7 Indemnification....................................................................................78
         10.8 Agent in Its Individual Capacity...................................................................79
         10.9 Successor Agent....................................................................................79

SECTION 11  MISCELLANEOUS .......................................................................................80
         11.1 Notices............................................................................................80
         11.2 Right of Set-Off...................................................................................80
         11.3 Benefit of Agreement...............................................................................80
         11.4 To Waiver; Remedies Cumulative.....................................................................83
         11.5 Payment of Expenses; Indemnification...............................................................83
         11.6 Amendments, Waivers and Consents...................................................................84
         11.7 Counterparts.......................................................................................85
         11.8 Pleadings..........................................................................................85
         11.9 Defaulting Lender..................................................................................85
         11.10 Survival of Indemnification and Representations and Warranties....................................85


                                      iii

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
         11.11 Governing Law; Venue..............................................................................85
         11.12 Waiver of Jury Trial..............................................................................86
         11.13 Time..............................................................................................86
         11.14 Severability......................................................................................86
         11.15 Entirety..........................................................................................87
         11.16 Binding Effect....................................................................................87
         11.17 Confidentiality...................................................................................87

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SCHEDULES
---------


Schedule 1.1A              Commitment Percentages
Schedule 1.1B              Existing Investments
Schedule 1.1C              Existing Liens
Schedule 5.1(d)            Form of Opinion of Hutchins, Wheeler & Dittmar
Schedule 6.6               Consents, Approvals and Authorizations
Schedule 6.10              Existing Indebtedness
Schedule 6.11              Litigation
Schedule 6.15              Existing Subsidiaries
Schedule 6.18              Environmental Matters
Schedule 6.19              Intellectual Property
Schedule 6.22(a)           Personal Property Locations
Schedule 6.22(b)           Chief Executive Offices
Schedule 7.6               Existing Insurance Coverage
Schedule 11.1              Addresses for Notice


EXHIBITS
--------

Exhibit 2.1                Form of Notice of Borrowing
Exhibit 2.3                Form of Notice of Continuation/Conversion
Exhibit 2.5(a)             Form of Note
Exhibit 7.1(c)             Form of Officer's Certificate
Exhibit 7.1(d)             Form of Borrowing Base Report
Exhibit 7.13               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement


                                       iv



                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of April 2, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among ANCHOR ADVANCED PRODUCTS, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein) and NATIONSBANK, N.A., as Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders provide a $15,000,000 revolving credit facility with a sublimit of the $5,000,000 for letters of credit to the Borrower; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

         1.1      Definitions.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable
         Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the
         Applicable Percentage.

                  "Affiliate" means, with respect to any Person, any other
         Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means NationsBank, N.A.,
         NC-001-15-04, Independence Center, 15th Floor, 101 North Tryon Street,
         Charlotte 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Applicable Percentage" means for the Loans, Standby Letter of
         Credit Fee and Commitment Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent
         Calculation Date as shown below:

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=======================================================================================================================

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                                                                                    Applicable          Applicable
                                          Applicable            Applicable        Percentage For      Percentage For
                                        Percentage For        Percentage For      Standby Letter     Commitment Fees
  Pricing           Leverage              Eurodollar            Base Rate          of Credit Fee
   Level              Ratio                 Loans                 Loans

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
     I        greater than or equal         2.25%                 1.25%                2.25%             0.50%
              to 4.75 to 1.00
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
     II       less than 4.75 to             2.00%                 1.00%                2.00%             0.50%
              1.00 but
              greater than or equal
              to 3.50 to 1.00
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
    III       less than 3.50 to             1.75%                 0.75%                1.75%             0.50%
              1.00 but
              greater than or equal
              to 3.00 to 1.00
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
     IV       less than 3.00 to 1.00        1.50%                 0.50%                1.50%             0.50%
=======================================================================================================================


         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II until the first Calculation Date to occur after the Closing Date, and, thereafter, the Applicable Percentages shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date; provided further, however, that, if the Applicable Percentages determined pursuant to the foregoing terms of this clause (i) as of any Calculation Date occurring during the period from the Closing Date until the first Calculation Date to occur subsequent to September 30, 1998 shall be based on Pricing Level III or Pricing Level IV, then the Applicable Percentages shall be based instead on Pricing Level II until the next succeeding Calculation Date to occur, and

         (ii) if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Application Period" shall have the meaning assigned to such term in Section 8.5.

                  "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall include any "Asset Sale" under and as defined in the Senior Note Indenture.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Borrowing Base" means, as of any day, the sum of (a) 80% of Eligible Receivables, (b) 50% of Eligible Inventory which is not work-in-process inventory and (c) 25% of Eligible Inventory which is work-in-process inventory, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(d); provided, however, that subject to the further requirements of clause (vi) of the definition of "Eligible Receivables" set forth in this Section 1.1, Receivables owing by an account debtor located outside of the United States shall not at any time constitute for more than 20% of the Borrowing Base.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Consolidated Parties which, in accordance with GAAP, would be classified as capital expenditures.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations" means, with respect to any Person as of any date, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person as of such date in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Cash Taxes" means, with respect to any Person for any period, the aggregate of all taxes of such Person, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

                  "Change of Control" means any of the following events:

                           (i) the failure of the Parent to own all of the
                  Capital Stock of the Borrower;

                           (ii) during any period of up to 24 consecutive
                  months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office;

                           (iii) at any time prior to an Initial Public
                  Offering, (a) the failure of the members of the Sponsor Group to own at least 51%, in the aggregate, of the Capital Stock of the Parent or (b) a Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Sponsor Group shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 35% or more of the Capital Stock of the Parent;

                           (iv) at any time after an Initial Public Offering,
                  (a) the failure of the Sponsor Group to own, directly or indirectly, at least 30%, in the aggregate, of the Capital Stock of the Parent (or, subsequent to a merger or consolidation between the Parent and the Borrower in connection with such Initial Public Offering, then of the continuing or surviving corporation of such merger or consolidation) or (b) a Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Sponsor Group shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, a greater percentage of the Capital Stock of the Parent (or in the case of a merger or consolidation between the Parent and the Borrower in connection with such Initial Public Offering, then of the continuing or surviving corporation of such merger or consolidation) than the percentage of such Capital Stock owned by the Sponsor Group; or

                           (v) a "Change of Control" shall occur under and as
                  defined in the Senior Note Indenture.

         As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  "Collateral Documents" means the Security Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral, including without limitation, UCC financing statements and patent and trademark filings.

                  "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage on Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Committed Amount, (i) to make Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

                  "Committed Amount" means FIFTEEN MILLION DOLLARS ($15,000,000) or such lesser amount as the Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(b).

                  "Consolidated EBITDA" means, for any period, with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income for such period (excluding the effect of (a) any extraordinary or other non-recurring gains or losses outside of the ordinary course of business and (b) any non-recurring charges, non-cash charges or documented cash charges, in each case deducted in determining Consolidated Net Income for such period and related to the issuance of the Senior Notes) plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Interest Expense, (B) total Federal, state, foreign or other income taxes and (C) depreciation and amortization expense and any other non-cash charges deducted in determining Consolidated Net Income for such period, all as determined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Parties" means the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

                  "Consolidated Net Worth" means, at any time, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all Hedging Obligations owing from a Credit Party to any Lender, or any Affiliate of a Lender.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Credit Party" means any one of the Parent, the Borrower and each of the Guarantors which is a Domestic Subsidiary of the Borrower.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

                  "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials, work-in-process and finished goods inventory owned by the Borrower less appropriate reserves determined in accordance with GAAP but excluding in any event (i) inventory which is (a) not subject to a perfected, first priority Lien in favor for the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States other than (subject to the requirements of Section 7.9(b)) inventory of the Borrower located for less than 90 days at a manufacturing facility operated by the Borrower or the Mexican Subsidiary in Mexico, (v) inventory located at a leased location with respect to which the Agent shall not have received a landlord's waiver satisfactory to the Agent and (vi) inventory which is leased or on consignment.

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with the Borrower's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor for the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 90 days past due (net of reserves for bad debts in connection with any such Receivables), (iii) any Receivable not otherwise excluded by clause
         (ii) above if more than 50% of the total Receivables owing from the applicable account debtor are then excluded by such clause (ii), (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables owing by an account debtor located outside of the United States unless (a) such account debtor is, or is a Foreign Subsidiary of, a Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent, (vii) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (viii) Receivables for which any direct or indirect Subsidiary or any Affiliate of the Borrower is the account debtor and (ix) to the extent that such Receivables exceed $250,000 in aggregate amount, Receivables representing a sale to the government of the United States of America or any subdivision thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section

         4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party from a Multiemployer Plan;
         (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =      Interbank Offered Rate
                                         ----------------------
                                     1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Asset Disposition" means (i) any Asset Disposition consisting of a sale, transfer or other disposition of inventory by a Consolidated Party in the ordinary course of such Person's business,
         (ii) any Asset Disposition by any Consolidated Party to any Credit Party other than the Parent if (a) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of
         Section 7.9 after giving effect to such Asset Disposition and (b) after giving effect such Asset Disposition, no Default or Event of Default exists, (iii) any Asset Disposition by any Consolidated Party which is not a Credit Party to any other Consolidated Party which is not a Credit Party if after giving effect such Asset Disposition, no Default or Event of Default exists and (iv) other Asset Dispositions provided that the Net Cash Proceeds of all such Asset Dispositions by all of the Consolidated Parties during any fiscal year of the Borrower does not exceed $500,000.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, executive vice president, chief financial officer or treasurer or such Person.

                  "Exempt Affiliate Transactions" means (a) transactions between or among the Borrower and/or its wholly-owned Subsidiaries, (b) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of any Consolidated Party in the ordinary course of business, (c) any employment agreement that is in effect on the Closing Date and any such agreement entered into by any Consolidated Party after the Closing Date in the ordinary course of business of such Consolidated Party, (d) payments by the Consolidated Parties to Thomas
         H. Lee Company of (i) management fees of up to $180,000 annually and
         (ii) reasonable expenses from time to time of Thomas H. Lee Company and
         (e) any Restricted Payment that is not prohibited by Section 8.7

                  "Extension of Credit" means, as to any Lender, the making of a Loan or the purchase of a Participation Interest by such Lender.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Foreign Subsidiary", of any Person, means any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k) and (n) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates and entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
         (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, on or before the Maturity Date, (l) the principal portion of all obligations of such Person under TROLS and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. The term "Indebtedness" shall not include trade payables or accrued expenses, in either case arising in the ordinary course of business.

                  "Initial Public Offering" means a public offering of common equity of the Parent (or in the case of a merger or consolidation between the Parent and the Borrower in connection with such public offering, then of the continuing or surviving corporation of such merger or consolidation).
`
                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Interest Expense" means, for any period, with respect to the Consolidated Parties on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Coverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) Consolidated EBITDA for such period to (b) Interest Expense for such period.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

                  "Issuing Lender" means NationsBank, N.A.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(iii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.13.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means a Letter of Credit issued for the account of the Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

                  "Loans" means the Loans made to the Borrower pursuant to
         Section 2.1 (or a portion of any Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate), individually or collectively, as appropriate.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the operations, financial condition, business or prospects of any Consolidated Party, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Maturity Date" means March 31, 2003.

                  "Mexican Subsidiary" means Cepillos de Matamoros, a direct Subsidiary of the Parent organized and existing under the laws of Mexico.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which any Consolidated Party and at least one employer other than the Consolidated Parties are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate cash proceeds (including, without limitation, cash payments on non-cash consideration and any cash received upon the sale or other disposition of any non-cash consideration) received by any Consolidated Party in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by a Consolidated Party in any Asset Disposition.

                  "Non-Excluded Taxes" has the meaning set forth in Section
         3.14.

                  "Note" or "Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of
         Exhibit 2.5(a).

                  "Notice of Borrowing" means a request by the Borrower for a Loan, in the form of Exhibit 2.1.

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.3.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Parent" means Anchor Holdings, Inc., a Delaware corporation, together with any permitted successors and assigns.

                  "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2 or in any Loans as provided in Section 3.9.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Consolidated Party, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments existing as of the Closing Date and set forth in Schedule 1.1B, (e) additional Investments in any Credit Party other than the Parent, (f) additional Investments in (i) the Mexican Subsidiary, (ii) Anchor Advanced Products Foreign Sales Corp. and (iii) Subsidiaries of the Borrower which are not Credit Parties, provided that (A) the aggregate amount of all Investments in Anchor Advanced Products Foreign Sales Corp. pursuant to subclause (ii) shall not exceed $2,000,000 at any time outstanding and (B) the aggregate amount of all Investments pursuant to this clause (f) shall not exceed $7,500,000 at any time outstanding, (g) Guaranty Obligations permitted by Section 8.1, (h) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $250,000 at any one time, (i) loans to shareholders of the Parent to finance the exercise of warrants, options or other rights to acquire shares of Capital Stock of the Parent in connection with the Refinancing, provided that, concurrently with the consummation of the Refinancing, such loans are repaid in full with amounts withheld from the distribution on the Closing Date to shareholders of the Parent referred to in Section 5.1(o) and (j) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such dealer or customer.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the
                  Lenders;

                           (ii) Liens (other than Liens created or imposed under
                  ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (A) secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same, (B) have been in existence for less than 90 days or (c) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under
                  ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments
                  (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (vi) Liens on property securing purchase money
                  Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such property concurrently with or within 45 days after the acquisition thereof;

                           (vii) Liens deemed to exist in connection with
                  Investments in repurchase agreements permitted under Section 8.6;

                           (ix) normal and customary rights of setoff upon
                  deposits of cash in favor of banks or other depository institutions; and

                           (x) Liens existing as of the Closing Date and set
                  forth on Schedule 1.1C; provided that no such Lien shall at any time be extended to or cover any property other than the property subject thereto on the Closing Date.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Agent to any debtor).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Real Properties" means each of facilities and properties owned, leased or operated by any Credit Party.

                  "Refinancing" has the meaning specified in Section 7.10.

                  "Register" shall have the meaning given such term in Section 11.3(d).

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043(c) of ERISA, other than those events as to which the notice requirements or penalties for failure to provide notice have been waived by regulation or administrative action of the PBGC.

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least 51% of (i) the Commitments) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and LOC Obligations).

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "Scheduled Funded Indebtedness Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Indebtedness Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" means any Security Agreement executed and delivered by a Credit Party in favor of the Agent for the benefit of the Lenders to secure its obligations under the Credit Documents, as such may be amended, modified, extended, renewed, restated or replaced from time to time.

                  "Senior Note" means any one of the 11-3/4% Senior Notes due April 1, 2004 in an aggregate original principal amount of $100,000,000, issued by the Borrower in favor of the

         Senior Noteholders, as such Senior Notes may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

                  "Senior Note Indenture" means that certain Indenture Agreement, dated as of the Closing Date, by and among the Borrower and Fleet National Bank, as trustee for the Senior Noteholders, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

                  "Senior Note Purchase Agreements" means those certain Purchase Agreements dated as of the date hereof by and between the Borrower and each of the initial purchasers of the Senior Notes, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

                  "Senior Noteholders" means any one of the holders from time to time of the Senior Notes.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sponsor Group" means any of (i) Thomas H. Lee Company or any officer, employee or material consultant of Thomas H. Lee Company, Thomas H. Lee Equity Partners, L.P., ML-Lee Acquisition Fund II, L.P., ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. or any limited or general partner, stockholder, officer, employee or material consultant of any of such entities and (ii) any of the officers, directors or employees of the Parent or any Subsidiary of the Parent.

                  "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(i).

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(ii).

                  "TROL" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The term "TROL" shall not include any lease classified as an operating lease in accordance with GAAP which is not considered borrowed money indebtedness for tax purposes.

                  "Unused Committed Amount" means, for any period, the amount by which (a) the then applicable aggregate Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Loans plus the aggregate amount of LOC Obligations outstanding.

         1.2 Computation of Time Periods and Other Definitional Provisions.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Credit Parties to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the December 31, 1996 financial statements of the Consolidated Parties); provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.


                                    SECTION 2

                                CREDIT FACILITIES
                                -----------------

         2.1 Loans.

                  (a) Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Loan" and collectively the "Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Committed Amount has been terminated as provided herein); provided, however, that the sum of the aggregate principal amount of outstanding Loans shall not exceed the lesser of
         (i) the Committed Amount and (ii) the Borrowing Base; provided, further, that (i) the sum of the aggregate amount of Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment Percentage of the Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Loans.

                  (b) Method of Borrowing for Loans. By no later than 11:00 a.m.
         (i) on the date of the requested borrowing of Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of
         Exhibit 2.1 to the Agent setting forth (A) the amount requested, (B) whether such Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with
         Section 5.2;

                  (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Loans available to the Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Loans are made available to the Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the time of any such Loan that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d) Reductions of Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $500,000 and in integral multiples of $50,000 above such amount and (ii) no reduction shall be made which would reduce the Committed Amount to an amount less than the aggregate amount of outstanding Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Committed Amount shall be permanent and may not be reinstated.

         2.2 Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall from time to time upon request issue, in Dollars, and the Lenders shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries, from the Closing Date until the date five (5) days prior to the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that
         (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Loans outstanding shall not exceed the Committed

         Amount and (iii) with respect to each individual Lender, such Lender's pro rata share of outstanding Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment Percentage of the Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. No Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the date five (5) days prior to the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or
         (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

                  (c) Participations. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Lender received the notice regarding the unreimbursed drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto. Notwithstanding anything to the contrary contained in this subsection
         (D), the Borrower shall have no obligation to reimburse the Issuing Lender in respect of any wrongful payment made by the Issuing Lender under a Letter of Credit solely as a result of acts or omissions constituting gross negligence or willful misconduct by the Issuing Lender, as determined by a court of competent jurisdiction.

                  (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k)      Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Issuing Lender,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

         2.3 Continuations and Conversions.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.3, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.4 Minimum Amounts.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $500,000 and in integral multiples of $50,000 in excess thereof, (b) each Base Rate Loan shall, subject to the terms of Section 2.2(e), be in a minimum amount of the lesser of $500,000 (and integral multiples of $250,000 in excess thereof) or the remaining amount available under the Committed Amount and
(c) no more than 5 Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.5 Notes.

         The Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Commitment Percentage of the Committed Amount in substantially the form of
Exhibit 2.5(a).


                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
          ------------------------------------------------------------

         3.1 Interest.

                  (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a

         Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2 Place and Manner of Payments.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 3:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent at its offices at 101 North Tryon Street, Charlotte, North Carolina 28202. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute. on the same day of receipt, such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3 Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 3.15 and
         (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $500,000 and integral multiples of $50,000 in excess thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Subject to the terms of Section 5.2, amounts prepaid under this Section 3.3(a) may be reborrowed. All prepayments pursuant to this Section 3.3(a) shall be subject to Section 3.15.

                  (b) Mandatory Prepayments.

                           (i) Committed Amount. If at any time the sum of the
                  aggregate amount of Loans outstanding plus LOC Obligations outstanding exceeds the Committed Amount, the Borrower shall immediately prepay the Loans and cash collateralize the LOC Obligations, in the manner and in an amount necessary to be in compliance with Section 2.1 (such prepayment to be applied as set forth in clause (iii) below). Subject to the terms of Section 5.2, amounts prepaid under this Section 3.3(b)(i) may be reborrowed.

                           (ii) Asset Dispositions. Immediately upon the
                  occurrence of any Asset Disposition Prepayment Event, the Borrower shall immediately prepay the Loans and cash collateralize the LOC Obligations (with a corresponding reduction in the Committed Amount in an amount equal to all amounts so applied) in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section 8.5(v) (such prepayment to be applied as set forth in clause (iii) below).

                           (iii) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 3.3(b) shall be applied to outstanding Loans and (after all outstanding Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Prepayments of Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments pursuant to this Section 3.3(b) shall be subject to Section 3.15.

         3.4 Fees.

                  (a) Commitment Fees.

                  In consideration of the Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Commitment Percentage of the Committed Amount), a per annum fee equal to the Applicable Percentage of the Unused Committed Amount (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b) Letter of Credit Fees.

                           (i) Standby Letter of Credit Issuance Fee. In
                  consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee shall be payable quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower and on the Maturity Date.

                           (ii) Trade Letter of Credit Drawing Fee. In
                  consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") of one-eighth of one percent (1/8%) on such Lender's Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                           (iii) Issuing Lender Fees. In addition to the Standby
                  Letter of Credit Fee and the Trade Letter of Credit Fee payable pursuant to subsections (i) and (ii) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, the letter of credit fronting and negotiation fees agreed to by the Borrower and the Agent from time to time and the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual administrative fee of $15,000, such fee to be payable in advance on the Closing Date and on each anniversary date of the Closing Date thereafter, until the termination of this Credit Agreement.

         3.5 Payment in full at Maturity.

                  On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6 Computations of Interest and Fees.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds
         Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum non-usurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum non-usurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum non-usurious amount permitted by applicable law.

         3.7 Pro Rata Treatment.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.3(c)) be allocated pro rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Lender pro rata in accordance with its Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection
         (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8 Allocation of Payments After Event of Default.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent or the Issuing Lender;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations, and, in the case of any proceeds of Collateral, to the outstanding principal portion of any Hedging Obligations, pro rata, as set forth below;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and Hedging Obligations held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and Hedging Obligations held by all of the Lenders) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letter of Credit and (y) then, following the expiration of such Letter of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.8.

         3.9 Sharing of Payments.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section
3.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.9 to share in the benefits of any recovery on such secured claim.

         3.10 Capital Adequacy.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11 Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.12 Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.15.

         3.13 Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.14 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.14(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such

Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.15. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.13, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.13 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.13 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.14 Taxes.

                  (a) Except as provided below in this Section 3.14, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.14 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower, if any, showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (A) on or before the date of any payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (B) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms (including successor forms) inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.15 Indemnity.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a written notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a written notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY
                                    --------

         4.1 Guaranty of Payment.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into any agreement with a Credit Party giving rise to Hedging Obligations of such Credit Party and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender the timely performance of all other obligations under the Credit Documents and any agreements giving rise to Hedging Obligations of any Credit Party. This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2 Obligations Unconditional.

          The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into any agreement with any Credit Party giving rise to Hedging Obligations of such Credit Party) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3 Modifications.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 Waiver of Rights.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this guaranty. Without limiting the generality of any other provision of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Parties' Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.8.

         4.5 Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6 Remedies.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7 Limitation of Guaranty.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8 Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this
Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.8 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.


                                    SECTION 5

                              CONDITIONS PRECEDENT
                              --------------------

         5.1 Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) all other

         Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b) Corporate Documents. Receipt by the Agent of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Personal Property Collateral. Receipt by the Agent of the following:

                           (i) searches of Uniform Commercial Code ("UCC")
                  filings in the jurisdiction of the chief executive office of each Credit Party and such other jurisdictions where Collateral is located (as reasonably determined by the Agent), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) searches of ownership of trademarks in the
                  appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral; and

                           (iv) all duly executed consents as are necessary, in
                  the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

                  (c) Legal Opinion. Receipt by the Agent of a legal opinion of Hutchins, Wheeler & Dittmar, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(d).

                  (e) Payoff Letter. Receipt by the Agent of a payoff letter from The First National Bank of Boston in form and substance satisfactory to the Agent.

                  (f) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

                  (g) Officer's Certificates.

                           (i) Receipt by the Agent of a certificate or
                  certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Consolidated Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
                  (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.12.

                           (ii) Receipt by the Agent of a certificate or
                  certificates executed by an Executive Officer of the Parent as of the Closing Date stating that (A) the Parent is in compliance with all existing financial obligations and (B) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein, the Parent is Solvent.

                  (h) Government Consent. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents in connection with the financings and other transactions contemplated hereby and the absence of any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on such financings and other transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could reasonably be likely to have such effect.

                  (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that would have or would reasonably be expected to have a Material Adverse Effect.

                  (j) Material Adverse Effect. There shall not have occurred a change since December 31, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (k) Senior Notes. (i) The Borrower shall have entered into the Senior Note Indenture and a Senior Note Purchase Agreement with each of the Senior Noteholders, (ii) the Borrower shall have executed the Senior Notes in accordance with the terms of the Senior Note Indenture and the Senior Note Purchase Agreements and (iii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Senior Note Indenture, each of the Senior Note Purchase Agreements and each of the Senior Notes, in each case as originally executed and delivered, and no amendment or modification thereof which could have a materially adverse effect on the Lenders and to which any of the Lenders shall have objected shall have been entered into on or prior to the Closing Date;

                  (l) Proceeds of Senior Notes. The Borrower shall have received proceeds from the sale of the Senior Notes in an aggregate principal amount of up to $100,000,000.

                  (m) Solvency Opinion. Receipt by the Agent, with a copy for each Lender, of an opinion letter from Murray, Devine & Co., addressed to the Agent and each Lender and dated the Closing Date, as to the Solvency of the Borrower on a consolidated basis immediately after giving effect to the Loans to be made and the Letters of Credit, if any, to be issued on the Closing Date which opinion shall be in form and substance reasonably acceptable to the Agent.

                  (n) Availability. After giving effect to the initial Loans made and Letters of Credit issued hereunder on the Closing Date, consummation of the Refinancing and the other transactions contemplated by this Credit Agreement to occur on the Closing Date, there shall be at least $7,500,000 of availability existing under the Committed Amount.

                  (o) Consummation of Refinancing. Receipt by the Agent of evidence that (i) all Indebtedness of the Consolidated Parties outstanding immediately prior to giving effect to the issuance of the Senior Notes and the initial Extensions of Credit hereunder (other than Indebtedness set forth in Schedule 6.10) shall have been repaid in full, (ii) the distribution to all shareholders of the Parent (including Thomas H. Lee Company and affiliates thereof) does not exceed $30,000,000 and (iii) the aggregate amount of fees and expenses paid and payable in connection with the Refinancing does not exceed $6,000,000.

                  (p) Credit Agreement Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent.

                  (q) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

         5.2 Conditions to All Extensions of Credit.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2 and (iii) in the case of any continuation or conversion of a Loan, a duly executed and completed Notice of Continuation/Conversion by the time specified in Section 2.3;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) No Bankruptcy Event. No Bankruptcy Event with respect to any Consolidated Party shall have occurred and remain undismissed, undischarged or unbonded;

                  (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 1996; and

                  (f) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Loans outstanding plus LOC Obligations outstanding shall not exceed the Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1 Financial Condition.

                  (a) The audited consolidated and consolidating balance sheet of Consolidated Parties as of December 31, 1996 and the audited consolidated and consolidating statements of earnings and statements of cash flows for the years ended December 31, 1994 and December 31, 1995 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Coopers & Lybrand L.L.P., (ii) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and
         (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 1996 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from December 31, 1996 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, no purchase or other acquisition by any Consolidated Party of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, no declaration, payment or making or any dividends or other distributions upon, nor any redemption, retirement, purchase or other acquisition for value of, any of the Capital Stock of any Consolidated Party, in each case except as reflected in the foregoing financial statements or in the notes thereto or as otherwise disclosed in writing to the Lenders on or prior to the Closing Date.

                  (b) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. Since December 31, 1996, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not (x) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (y) otherwise permitted by the terms of this Credit Agreement and communicated to the Agent.

                  (c) The pro forma consolidated balance sheet of the Consolidated Parties as of the Closing Date has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not know to be incorrect or misleading in any material respect.

         6.2 No Material Change.

         Since December 31, 1996, there has been no development or event relating to or affecting a Consolidated Party which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3 Organization and Good Standing.

         Each Consolidated Party (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4 Due Authorization.

         Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5 No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6 Consents.

         Except for consents, approvals and authorizations (a) which have been obtained or (b) which are listed on Schedule 6.6, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7 Enforceable Obligations.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8 No Default.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9 Ownership.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.10 Indebtedness.

         The Consolidated Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on
Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11 Litigation.

         Except as disclosed in Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which will have or might be reasonably expected to have a Material Adverse Effect.

         6.12 Taxes.

         Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

         6.13 Compliance with Law.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

         6.14 ERISA.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan, or by more than $250,000 in the aggregate as to all such Plans.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Consolidated Party would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party nor any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

         6.15 Subsidiaries.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the Closing Date. Information on
Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, as of the Closing Date no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         6.16 Use of Proceeds; Margin Stock.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G, Regulation U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U, or X. No Consolidated Party owns any "margin stock".

         6.17 Government Regulation.

         No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, No Consolidated Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18 Environmental Matters.

         Except as set forth on Schedule 6.18 or except as would not have or be reasonably expected to have a Material Adverse Effect:

                           (i) Each of the Real Properties and all operations of
                  any Consolidated Party at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any applicable Environmental Law with respect to the Real Properties or the businesses operated by any Consolidated Party (the "Businesses"), and there are no conditions relating to Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                           (ii) None of the Real Properties contains, or, to the
                  knowledge of the Credit Parties, has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (iii) No Consolidated Party has received any written
                  or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened

                           (iv) Hazardous Materials have not been transported or
                  disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, any Consolidated Party in a manner that would reasonably be expected to give rise to liability on the part of any Consolidated Party under any applicable Environmental Law.

                           (v) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of any Credit Party, threatened, under any applicable Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Real Properties or the Businesses.

                           (vi) There has been no release or threat of release
                  of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses.

                           (vii) No Consolidated Party has assumed any liability
                  of any Person under any applicable Environmental Law.

         6.19 Intellectual Property.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.19 is a list of all Intellectual property owned by each Consolidated Party or that any Consolidated Party has the right to use as of the Closing Date. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual property or the validity or effectiveness of any such Intellectual property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

         6.20 Solvency.

         Each Credit Party is (after consummation of the Refinancing and the other transactions contemplated by this Credit Agreement to occur on the Closing Date and at all times thereafter), Solvent.

         6.21 Investments.

         All Investments of each Consolidated Party are Permitted Investments.

         6.22 Location of Collateral.

         Set forth on Schedule 6.22(a) is a list of all locations where, as of the Closing Date, any tangible personal property of a Consolidated Party is located, including county and state where located. Set forth on Schedule 6.22(b) is a list of the chief executive office and principal place of business of each Consolidated Party as of the Closing Date.

         6.23 Disclosure.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.24 Licenses, etc.

         The Consolidated Parties have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

         6.25 No Burdensome Restrictions.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.26 Labor Matters.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.27 Nature of Business.

         As of the Closing Date, the Borrower is engaged principally in the business of designing, manufacturing and packaging molded plastics and metal products.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1 Information Covenants.

         The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year (commencing with the fiscal year ending December 31, 1997) of the Borrower, a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by Coopers & Lybrand L.L.P. (or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent), whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter (commencing with the fiscal quarter ending in March, 1997) of the Borrower (other than the fourth fiscal quarter) a consolidated and consolidating balance sheet and income statement of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP (except for the absence of footnotes), subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.12 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Borrowing Base Certificates. As soon as available and in any event within 20 days (or 30 days in the case of the report for the twelfth fiscal month) after the end of each fiscal month of the Borrower, a report on the Borrowing Base, in each case as of the end of the immediately preceding month, substantially in the form of Exhibit 7.1(d), certified by the chief financial officer of Borrower to be true and correct as of such date.

                  (e) Annual Business Plan and Budgets. Within 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1997, an annual business plan and budget of the Consolidated Parties on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

                  (f) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate, containing information regarding the amount of all Asset Dispositions that were made during the prior fiscal year.

                  (g) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of any Consolidated Party.

                  (i) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (b) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (j) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Agent promptly of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to any Consolidated Party (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against any Consolidated Party which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against any Consolidated Party with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, which violation would have or would be reasonably expected to have a Material Adverse Effect or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan. Upon its receipt of any notice pursuant to this Section 7.1(i), the Agent will promptly notify each of the Lenders.

                  (k) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event, (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any Consolidated Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto;
         (iv) any event has occurred or failed to occur with respect to a Single Employer Plan, Multiemployer Plan or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party which would have or would be reasonably expected to have a Material Adverse Effect or (v) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Consolidated Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the Agent or the Required Lenders may reasonably request.

         7.2 Preservation of Existence and Franchises.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except where the failure to do so would not have a Material Adverse Effect or except as otherwise permitted by Section 8.4 or Section 8.5.

         7.3 Books and Records.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4 Compliance with Law.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws).

         7.5 Payment of Taxes and Other Indebtedness.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Consolidated Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         7.6 Insurance.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall have the Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Agent, on behalf of the Lenders, as loss payee. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

         7.7 Maintenance of property.

         Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted.

         7.8 Performance of Obligations.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so will not have or be reasonably expected to have a material adverse effect on the ability of a Credit Party to perform its obligations under this Credit Agreement or the other Credit Documents.

         7.9 Collateral.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, cause all of its personal property located in the United States of the nature and type described in Section 2 of the Security Agreement to be subject at all times to first priority, perfected Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request.

                  (b) Within 60 days after receipt by the Agent and the Lenders of a Borrowing Base Certificate delivered pursuant to Section 7.1(d) indicating that inventory of the Borrower located in Mexico constitutes for more than 7.5% of the Borrowing Base as set forth in such Borrowing Base Certificate, the Credit Parties will (i) cause all of the inventory of the Borrower located at such facility to be subject at all times to a first priority, perfected Lien in favor of the Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Security Agreement or such other additional security documents as the Agent shall reasonably request and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, waivers and/or consents of third Persons (including without the Mexican Subsidiary) necessary or desirable to establish and protect a first priority, perfected Lien in favor of the Agent (to secure the Credit Party Obligations) in such inventory, certified resolutions of the Borrower and other authorizing documents of the Borrower, favorable opinions of special Mexican counsel with respect to the perfection of the Agent's Liens in such inventory, all in form, content and scope reasonably satisfactory to the Agent.

                  (c) If, subsequent to the Closing Date, the Borrower shall acquire ownership of any trademarks used in connection with any of its inventory, the Borrower shall promptly notify the Agent of thereof and shall cause to be taken, at its own expense, such action as requested by the Agent to ensure that the Agent has a first priority perfected Lien therein to secure the Credit Party Obligations.

                  (d) Within 7 days after the Closing Date, the Credit Parties will cause to be delivered to the Agent a bailment agreement satisfactory in form and substance to the Agent executed by the Borrower, The First National Bank of Boston and/or its affiliates, as appropriate, and the Agent with respect to lockbox accounts maintained by the Borrower with The First National Bank of Boston and/or its affiliates, as appropriate.

         7.10 Use of Proceeds.

         The Credit Parties will use proceeds of the Loans solely (a) to refinance existing indebtedness of the Borrower existing as the Closing Date and to finance up to $1.9 million of a distribution of approximately $30 million on the Closing Date to shareholders of the Parent, including Thomas H. Lee Company and affiliates thereof (such refinancing and distribution being collectively referred to as the "Refinancing"), (b) to pay fees and expenses incurred in connection with this Credit Agreement, (c) to provide for the working capital needs of the Borrower and its Subsidiaries, (d) to finance Permitted Investments by the Borrower and its Subsidiaries, (e) to enable the Borrower to make Restricted Payments to the Parent permitted under Section 8.7(vi) and (f) for general corporate purposes of the Borrower and its Subsidiaries. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

         7.11 Audits/Inspections.

                  (a) Upon reasonable notice and during normal business hours, each Consolidated Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Person's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Consolidated Parties. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

                  (b) Without limiting the generality of Section 7.11(a), the Credit Parties agree that the Agent's examination staff shall be permitted to conduct, at the expense of the Credit Parties, an annual field examination of the components of the Borrowing Base of such scope as shall in each instance be reasonably satisfactory the Agent.

         7.12 Financial Covenants.

         The Credit Parties hereby agree that:

                  (a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                           (i) for the period from the Closing Date to and
                  including the next to last day of the fiscal quarter of the Borrower ending in March, 1998, 1.50 to 1.00;

                           (ii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 1998 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 1999, 1.60 to 1.00;

                           (iii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 1999 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 2000, 1.70 to 1.00;

                           (iv) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 2000 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 2001, 1.85 to 1.00; and

                           (v) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 2001 and at all times thereafter, 2.00 to 1.00.

                  (b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to:

                           (i) for the period from the Closing Date to and
                  including the next to last day of the fiscal quarter of the Borrower ending in March, 1998, 5.75 to 1.00;

                           (ii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 1998 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 1999, 5.25 to 1.00;

                           (iii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 1999 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 2000, 5.00 to 1.00;

                           (iv) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 2000 to and including the next to last day of the fiscal quarter of the Borrower ending in March, 2001, 4.50 to 1.00; and

                           (v) for the period from the last day of the fiscal
                  quarter of the Borrower ending in March, 2001 and at all times thereafter, 4.00 to 1.00.

                  (c) Minimum Net Worth. At all times Consolidated Net Worth shall be greater than or equal to the sum of ($7,000,000), increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter of the Borrower ending in September, 1997 by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended

         7.13 Additional Credit Parties.

As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Parent, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of the Parent, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.13, and deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(c), all in form, content and scope reasonably satisfactory to the Agent.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1 Indebtedness.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness set forth in Schedule 6.10 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (c) purchase money Indebtedness (including any Capital Lease, but excluding any Operating Lease which is not a TROL) or TROLS hereafter incurred by the Borrower to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection
         (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) Hedging Obligations of the Borrower;

                  (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.6;

                  (f) Indebtedness arising under the Senior Note Indenture, the Senior Note Purchase Agreements and the Senior Notes (including without limitation Guaranty Obligations of any Guarantor arising thereunder or in respect thereof); and

                  (g) other Indebtedness of the Borrower not otherwise permitted under this Section 8.1 provided that the aggregate principal amount of all such Indebtedness does not exceed $2,000,000 at any time outstanding;

         8.2 Liens.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any Collateral, whether now owned or after acquired, except for Permitted Liens.

         8.3 Nature of Business.

         The Credit Parties will not permit any Consolidated Party to alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

         8.4 Consolidation and Merger.

         Except in connection with an Asset Disposition permitted by the terms of Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default would exist, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section
7.9 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default would exist, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default would exist,
(d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided after giving effect to such transaction, no Default or Event of Default would exist, (e) the Borrower and the Parent may merge or consolidate with one another in connection with an Initial Public Offering if (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default would exist and (f) any wholly-owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

         8.5 Asset Dispositions.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions, unless (i) the consideration paid in connection therewith is cash or Cash Equivalents, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (iii) except for the issuance of Capital Stock by the Parent (or in the case of a merger or consolidation between the Parent and the Borrower in connection therewith, by the continuing or surviving corporation of such merger or consolidation) in connection with an Initial Public Offering permitted by the definition of "Change of Control" set forth in
Section 1.1, such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party other than the Parent and
(iv) no later than 14 days prior to such Asset

Disposition, the Agent and the Lenders shall have received a certificate of an Executive Officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 270 days (or such longer period of time as the Required Lenders shall otherwise agree in writing with respect to the proceeds of a particular Asset Disposition) following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (A) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or (B) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(iii).

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable and provided that such Consolidated Party (and all of the assets of such Consolidated Party) is concurrently released from all of its obligations in respect of the Senior Note Indenture, the Senior Note Purchase Agreements and the Senior Notes) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

         8.6 Investments.

         The Credit Parties will not permit any Consolidated Party to make any Investments except for Permitted Investments.

         8.7 Restricted Payments.

         The Credit Parties will not permit any Consolidated Party to directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) in connection with the Refinancing (a) a dividend payment of up to $25,000,000 by the Borrower to the Parent and (b) dividend payments of up to $30,000,000 by the Parent to its shareholders, (ii) to make dividends payable solely in the same class of Capital Stock of such Person,
(iii) to make dividends or other distributions payable to any Credit Party, (iv) to redeem Senior Notes in accordance with the terms of Section 3.07(b) of the Senior Note Indenture in connection with an Initial Public Offering, (v) to redeem Capital Stock of the Parent held by directors and employees pursuant to employment arrangements provided that all such Restricted Payments pursuant to this clause (v) shall not in aggregate amount exceed $1,500,000 in any fiscal year, (vi) dividends or other distributions by the Borrower to the Parent which are used by the Parent to make Investments of the type described in clause
(f)(i) of the definition of "Permitted Investments" set forth in Section 1.1 and
(vii) as permitted by Section 8.8 or Section 8.11.

         8.8 Transactions with Affiliates.

         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (i) Exempt Affiliate Transactions, (ii) advances of working capital to any Credit Party, (iii) transfers of cash and assets to any Credit Party, (iv) transactions permitted by Section 8.1(b), Section 8.4, Section 8.5, Section 8.6 or Section 8.7, (v) normal compensation and reimbursement of expenses of officers and directors and (vi) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9 Restrictions on the Parent; Ownership of Subsidiaries.

                  (a) The Parent shall (i) not hold any assets other than the Capital Stock of the Borrower and its other direct Subsidiaries, (ii) not have any liabilities other than (A) the liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under Section 8.7 and (D) corporate, administrative and operating expenses in the ordinary course of business and (iii) not engage in any business other than (A) owning the Capital Stock of the Borrower and its other direct Subsidiaries and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging certain of its assets to the Agent, for the benefit of the Lenders, in connection herewith and (C) acting as a guarantor in respect of the Indebtedness arising under the Senior Note Indenture, the Senior Note Purchase Agreements and the Senior Notes and pledging certain of its assets to the Senior Noteholders in connection therewith.

                  (b) The Borrower (i) will not permit any Person (other than the Borrower or any wholly-owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) will not permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a wholly-owned Subsidiary of the Borrower), (iii) will not permit create, incur, assume or suffer to exist any Lien thereon, in each case except (a) directors' qualifying shares, (b) if such Subsidiary merges with another Subsidiary of the Borrower, (c) if such Subsidiary ceases to be a Subsidiary of the Borrower (as a result of the sale of 100% of the Capital Stock of such Subsidiary) or (d) Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, will not permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

         8.10 Fiscal Year; Organizational Documents.

         The Credit Parties will not permit any Consolidated Party to change its fiscal year or materially change its articles or certificate of incorporation without the prior written consent of the Required Lenders.

         8.11 Prepayment or Modification of Indebtedness.

         If any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, the Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Lenders, including, but not limited to, shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or changing any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or any prepayment or any redemption or any acquisition for value or any defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

         8.12 Limitations.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Note Indenture, the Senior Note Purchase Agreements and the Senior Notes, in each case as in effect as of the Closing Date, (iii) applicable law or (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

         8.13 Sale Leasebacks.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         8.14 Capital Expenditures.

         The Credit Party will not permit Capital Expenditures for any fiscal year of the Borrower to exceed $10,000,000, plus (for any fiscal year other than fiscal year 1997) the unused portion of permitted Capital Expenditures for the immediately preceding fiscal year (without giving effect to any carry forward from a prior fiscal year).

         8.15 No Further Negative Pledges.

         Except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Senior Note Indenture, the Senior Note Purchase Agreements and the Senior Notes, in each case as in effect as of the Closing Date, in each case as in effect as of the Closing Date and (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, the Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.16 Operating Lease Obligations.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $1,500,000 in any fiscal year.

         8.17 Foreign Subsidiaries.

                  (a) None of the Credit Party will create, acquire or permit to exist any direct or indirect Foreign Subsidiary other than the Mexican Subsidiary and Anchor Advanced Products Foreign Sales Corp., a direct Subsidiary of the Borrower organized and existing under the laws of Barbados.

                  (b) The Borrower will not maintain any of its inventory in Mexico at any location other than Matamoros, Mexico unless the Borrower shall have caused to be executed and delivered such documents, instruments and certificates, if any, as are required (in the reasonable determination of the Agent) to ensure that the Credit Parties are at all times in compliance with the terms of Section 7.9(b).

                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

         9.1 Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall:

                           (i) default in the payment when due of any principal
                  of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

                           (ii) default, and such default shall continue for
                  three or more Business Days, in the payment when due of any interest on the Loans, or on any reimbursement obligations arising from drawings under Letters of Credit or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) Covenants. Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.4, 7.5, 7.6, 7.9, 7.10, 7.12, 7.13 or 8.1 through 8.17, inclusive; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

                  (d) Other Credit Documents. (i) Any Consolidated Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit

         Document shall fail to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty hereunder given by any Guarantor or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f) Bankruptcy Events. Any Bankruptcy Event shall occur with respect to any Consolidated Party.

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of one or more of the Consolidated Parties in an aggregate principal amount in excess of $250,000 (i) a Consolidated Party shall
         (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable prior to the stated maturity thereof.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Consolidated Parties involving a liability of $250,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
         (ii) shall continue unsatisfied, undischarged and unstayed for 30 days following the last day on which such judgment, order or decree becomes final and unappealable.

                  (i) ERISA. Any of the following events or conditions, if such event or condition would cause or be reasonably expected to cause a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in
         (i) the termination of such Plan for purposes of Title IV of

         ERISA, or (ii) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; (4) any event occurring or failing to occur with respect to a Single Employer Plan, Multiemployer or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party; or (5) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (j) Senior Note Indenture. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Indenture.

                  (k)      Ownership.  There shall occur a Change of Control.

         9.2 Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


                                   SECTION 10

                                AGENCY PROVISIONS
                                -----------------

         10.1 Appointment.

         Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and no Consolidated Party shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Consolidated Party.

         10.2 Delegation of Duties.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3 Exculpatory Provisions.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Consolidated Parties. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4 Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6 Non-Reliance on Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Consolidated Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7 Indemnification.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that the Agent shall not be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8 Agent in Its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9 Successor Agent.

         The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

         11.1 Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2 Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.9 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3 Benefit of Agreement.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Credit Party may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Exhibit 11.3, to (i) any Lender, or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that any such assignment shall (i) unless to a Lender or an Affiliate of a Lender, be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof). Notwithstanding the above, a Lender may assign all or a portion of its Commitments to another Lender without the consent of the Borrower and without regard to any minimum amount of such assignment.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment pursuant to Section 2.2(d)), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating and (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 3.15 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                  (d) Registration. The Agent, acting for this purpose solely on behalf of the Borrower, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         11.4 To Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Consolidated Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5 Payment of Expenses; Indemnification.

          The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party and (b) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

         11.6 Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby,

         (a) without the consent of each Lender affected thereby,

                  (i) extend the Maturity Date,

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

                  (iii) reduce or waive the principal amount of any Loan,

                  (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) except as the result of or in connection with an Asset Dissolution permitted by Section 8.5, release all or substantially all of the Collateral securing the Credit Party Obligations hereunder,

                  (vi) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
         Section 8.4, release the Borrower or substantially all of the other Credit Parties from its obligations under the Credit Documents (provided that the Agent may, without consent from any other Lender, release any Guarantor that is sold or transferred in conformance with
         Section 8.5),

                  (vii) amend, modify or waive any provision of this Section or
         Section 3.4(a), 3.4(b)(i), 3.4(b)(ii), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12,
         3.13, 3.14, 3.15, 9.1(a), 11.2, 11.3 or 11.5,

                  (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or

                  (ix) consent to the assignment or transfer by the Borrower (or substantially all of the other Credit Parties) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

         (b) without the consent of the Agent, no provision of the second paragraph of Section 2.1(c), Section 3.4(c) or Section 10 may be amended;

         (c) without the consent of the Issuing Lender, no provision of Section
2.2 or Section 3.4(b)(iii) may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7 Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8 Pleadings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 Defaulting Lender.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10 Survival of Indemnification and Representations and Warranties.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11 Governing Law; Venue.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES

         HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 3 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12 Waiver of Jury Trial.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13 Time.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14 Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15 Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16 Binding Effect.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

         11.17 Confidentiality.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process,
(ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.17.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                           ANCHOR ADVANCED PRODUCTS, INC.,
--------                            a Delaware corporation


                                    By: /s/ Francis H. Olmstead, Jr.
                                        ----------------------------------------
                                    Name:  Francis H. Olmstead, Jr.
                                           -------------------------------------
                                    Title: Chief Executive Officer and President
                                           -------------------------------------


GUARANTORS:                         ANCHOR HOLDINGS, INC.,
----------                          a Delaware corporation


                                    By: /s/ Francis H. Olmstead, Jr.
                                       -----------------------------------------
                                    Name:  Francis H. Olmstead, Jr.
                                           -------------------------------------
                                    Title: Chief Executive Officer and President
                                           -------------------------------------






                             [Signatures continued]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

LENDER:
------                                      NATIONSBANK, N.A.,
                                            individually in its capacity as a
                                            Lender and in its capacity as Agent


                                            By: /s/ John E. Ball
                                                --------------------------------
                                            Name:  John E. Ball
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                  SCHEDULE 1.1A

                             Commitment Percentages



                                 Loan
Name of Lender          Commitment Percentage                 Loans
--------------          ---------------------                 -----

NationsBank, N.A.                100%                       $15,000,000


TOTAL:                          100.00%                    $15,000,000.00

                                  SCHEDULE 1.1B
                                  -------------

                              Existing Investments
                              --------------------


None.

                                  SCHEDULE 1.1C
                                  -------------

                                 Existing Liens
                                 --------------


1.  See Schedule 6.10.

2. Until May 15, 1997, the Company will continue to maintain a lockbox with The First National Bank of Boston for certain accounts receivable.

DRAFT

                                Schedule 5.1(d)
                                ---------------

                 Form of Opinion of Hutchins, Wheeler & Dittmar
                 ----------------------------------------------

DRAFT

                                 Schedule 5.1(e)
                                 ---------------

                     Form of Local Counsel Corporate Opinion
                     ---------------------------------------

DRAFT

                                 Schedule 5.1(f)
                                 ---------------

                     Form of Local Counsel Corporate Opinion
                     ---------------------------------------

                                  Schedule 6.6
                                  ------------

                     Consents, Approvals and Authorizations
                     --------------------------------------


None.

                                  Schedule 6.10
                                  -------------

                             Existing Indebtedness
                             ---------------------

1. Connecticut Notes and Grant. The Company has outstanding notes (the "Connecticut Notes") to the Connecticut Development Authority in the aggregate principal amount of $541,966.97. Each note has a maturity of six years and bears interest at a rate of 5% per annum. The Company has also received a grant of $1,000,000 from the State of Connecticut, Department of Economic Development. The grant is subject to certain requirements, among other things, that the Company: (i) retain operations in Connecticut for no less than 10 years and (ii) fund at least 50% of the entire project. Failure to meet these conditions would require immediate repayment of all amounts advanced to the Company ($1,000,000 as of December 31, 1996) and further, such failure would constitute an event of default under the Connecticut Notes.

                                  Schedule 6.11
                                  -------------

                                   Litigation
                                   ----------

None.

                                  Schedule 6.15
                                  -------------

                             Existing Subsidiaries
                             ---------------------

1.   Anchor Advanced Products Foreign Sales Corporation
     --------------------------------------------------
     Jurisdiction of Incorporation: Barbados
     Outstanding Stock: 100 shares of common stock
     Percentage of Outstanding Shares held by a Consolidated Party: 100%

2.   Cepillos de Matamoros, S.A. de C.V.
     -----------------------------------
     Jurisdiction of Incorporation: Mexico
     Outstanding Stock: 1,000 shares of Series A Stock
                        444,398 shares of Series B Stock
     Percentage of Outstanding Shares held by a Consolidated Party: 100%

                                  Schedule 6.18
                                  -------------

                             Environmental Matters
                             ---------------------

None.

                                  Schedule 6.19
                                  -------------

                             Intellectual Property
                             ---------------------

1.   U.S. Patents for Anchor Advanced Products, Inc.
     -----------------------------------------------

Date of Patent      Patent Number       Assignee/Inventor                            Claims
--------------      -------------       -----------------                            ------

3/29/88             4,733,425           Sanderson-McLeod              Twisted wire brush made with hollow or
Filed 6/16/86                                                         irregularly shaped filament.

1/13/87             4,635,313           NAP/Frederick Fassler,        Brush-making process which securely
                                        Bobby Slaughter,              anchors the bristles in an injection
                                        Frank Kigyos                  molded body without using staples, inserts,
                                                                      or any other supplementary bristle
                                                                      retaining members.

12/30/86            4,632,136           Plough, Inc./                 Mascara application system.
Filed 11/2/83                           Ted Kingsford                 Container. Mascara. With a twisted
                                                                      wire brush of 75 to 150 strands per
                                                                      1/4" (about 15 to 50 bristle strands per
                                                                      turn).  Brush with irregular (twisted)
                                                                      strands. Arrowhead shaped brush.

5/6/86              4,586,520           Plough, Inc./                 Mascara application system with twisted
Filed 11/2/83                           David Brittain                wire brush with different length bristles
                                                                      and container/wiper/closure.

9/20/83             4,404,977           Bridgeport Metal              Flexible tip with bristles attached.
Filed 9/14/81                           Goods

7/28/81             4,280,629           Anchor/Bobby                  Container for nail polish or the like.
Filed 5/9/80                            Slaughter

7/1/75              3,892,248           Plough, Inc./                 Tri-Comb.
Filed 5/9/80                            Ted Kingsford

6/1/71              3,582,140           Vistron Corporation           Twisted wire cleaning brush with
Filed 8/7/69                                                          protected tip.

4/23/63             3,086,820           Anchor/J.G.                   Nail polish applicator and method of
Filed 9/2/58                            Baumgartner                   making the same.




Date of Patent      Patent Number       Assignee/Inventor                            Claims
--------------      -------------       -----------------                            ------
In process          Application         Anchor                        Monofilament Nylon Dental Floss
                    053229-0017         Advanced/Kenan
                                        Bible, Edward Sherman,
                                        Lloyd Etter,
                                        Tim Taylor

Filed 9/21/95       08/532/228          Anchor                        Wax-filled Dental Floss
                    (pending)           Advanced/Kenan
                                        Bible, Edward Sherman,
                                        Lloyd Etter

Filed 9/21/95       08/532/004          Anchor                        Braided Dental Floss
                    (pending)           Advanced/Kenan
                                        Bible, Edward Sherman,
                                        Lloyd Etter

Filed 9/09/95       08/526/005          Anchor Advanced/              Adjustable Toothbrush
                                        Charles Evans

7/4/95              D360,057            Clark Bow                     "Smooth Move" package for lipsticks or
Filed 3/14/94                                                         other solid cosmetic products with
                                                                      improved operating mechanism

Filed 1/12/95       08/489/607          Anchor Advanced/              Grooved staple wire to improve tuft
                     Pending            Manfred Fassler               retention in brushes

3/12/91             4,998,779           NAP/Frank Kigyos              Apparatus & methodology for producing
Filed 12/26/89                                                        rounded brush tips.

5/22/90             4,927,281           L'Oreal/Gueret                Twisted wire brush with mixed filament
Filed 2/10/89                                                         shapes/sizes

12/19/89            4,887,622           L/Oreal/Gueret                Twisted wire brush with bristle diameter
Filed 11/30/87                                                        .10 to .25mm (.004"-.010") w/approx.
                                                                      10-40 bristles per turn.  TWB with
                                                                      varying bristle density.  Brush with
                                                                      hollow or irregularly shaped bristles.


2.   U.S. Trademarks for Anchor Advanced Products, Inc.
     --------------------------------------------------


Date of Trademark        Registration Number      Assignee/Inventor             Description
-----------------        -------------------      -----------------             -----------

In process                                        Anchor/Clark Bow         Smooth Move trademark
Filed 11/20/95

9/20/55                  612,523                  Anchor                   Ancodent trademark
Filed 11/17/54
(next renewal date
9/20/2005)

                         1,114,131                Anchor                   Anchor design

                         1,404,994                Anchor                   Anchor



3.   Foreign Patents and Annuities for Anchor Advanced Products, Inc.
     ----------------------------------------------------------------


Patent              Patent Number &          Date of                            Foreign Patent
Description           Description            Renewal        Country               Number             Annuity #
-----------           -----------            -------        -------               ------             ---------

Apparatus &            4,998,779
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             12/28/95       Austrian            0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             02/29/96       Belgian             0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/16/96       Swiss               P438935.9                6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/25/96       German              P69003523.3              6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips



Patent              Patent Number &          Date of                            Foreign Patent
Description           Description            Renewal        Country               Number             Annuity #
-----------           -----------            -------        -------               ------             ---------

Apparatus &            4,998,779             02/19/96       Danish              0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/23/96       Spanish             0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/02/96       French              0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             12/11/96       Great Britain       0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             03/05/96       Greek               3009372                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/26/96       Italian             0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             03/15/96       Luxembourg          0438935                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips



Patent              Patent Number &          Date of                            Foreign Patent
Description           Description            Renewal        Country               Number             Annuity #
-----------           -----------            -------        -------               ------             ---------

Apparatus &            4,998,779             12/22/95       Swedish             90403571.4               6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             01/19/96       Canada              2072361                  6
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Apparatus &            4,998,779             03/19/96       Netherlands         0438935                  3
methodology for     (ref. #3697-005-25)
producing           Base date 12/13/90
rounded brush
tips

Brush with Self-       4,635,313                            Japan               240403/84               not
Retaining           (ref. #3697-013-25)                                                               extended
Bristles


                                Schedule 6.22(a)
                                ----------------

                          Personal Property Locations
                          ---------------------------


1.   Elk Grove, Cook County, IL
2.   Harlingen, Cameron County, TX
3.   Knoxville, Knox County, TN
4.   Matamoros, Mexico
5.   Morristown, Hamblin County, TN
6.   Round Rock, Williamson County, TX
7.   Sanford, Lee County, NC
8.   Seagrove, NC
9.   Waterbury, New Haven County, CT

                                Schedule 6.22(b)
                                ----------------

                            Chief Executive Offices
                            -----------------------

1.   Anchor Advanced Products, Inc.
     1111 Northshore Drive, Suite N-600
     Knoxville, Tennessee 37919-4048

2.   Anchor Advanced Products Foreign Sales Corporation
     c/o Weston International Management Limited
     The Financial Centre
     Bishop's Court Hill
     St. Michael, Barbados

3.   Cepillos de Matamoros, S.A. de C.V.
     Feo. Sarabia y Avenue, Lauro Villar Km. 4
     H. Matamoros, Tam. Mexico

                                  Schedule 7.6
                                  ------------

                          Existing Insurance Coverage
                          ---------------------------

See attached.

                     [RISK MANAGEMENT SERVICES, INC. LOGO]

       P.O. Box 1379   628 E. Morris Blvd.   Morristown, TN 37816-1379

                     Phone 423-586-2002   Fax 423-586-2316


                         ANCHOR ADVANCED PRODUCTS, INC.


                               Property Coverage
                               -----------------

See Attached List of Locations & Coverage.


                           General Liability Coverage
                           --------------------------

See Attached Summary.


                              Automobile Coverage
                              -------------------

Policy Provides Comprehensive Automobile Liability.

     $1,000,000 Combined Single Limit of Liability
     $1,000,000 Uninsured Motorist Protection
     $    5,000 Medical Payments
     $    1,000 Deductible Comp. & Coll. Physical Damage

Hired & Non-Owned Physical Damage $30,000 Maximum
Personal Injury Protection in No Fault States.


                              Workers Compensation
                              --------------------

Benefits Per Legislative Statute.

Employers Liability

     $500,000 Each Accident
     $500,000 Policy Limit
     $500,000 Each Employee

Policy Written on a $250,000 Deductible Per Loss.
Maximum Any One Year $2,274,000.
Charges of $785 Per Indemnity and $125 Medical in Addition to Paid Claims.


                                    D&O

$3,000,000.

                                 Crime Coverage
                                 --------------

Policy Provides Form A Employee Dishonesty $2,000,000 with a $25,000 Deductible.


                              Fiduciary Liability
                              -------------------

Policy Provides Trustees and Fiduciary Liability $5,000,000 Per Policy and Employee Benefits Administration Liability $5,000,000 Per Policy.

Covers:

Anchor Advanced Products Salaried & Hourly Pension Plan
Anchor Advanced Products Employee Savings Plan
Selected Executive Retirement Plan
Anchor Advanced Products Health Insurance Plan
Anchor Advanced Products Dental Plan
Anchor Advanced Products Long Term Disability Plan
Anchor Advanced Products Accidental Death & Dismemberment Plan
Anchor Advanced Products Term Life Plan
Mid-State Plastics Group Health Plan
Mid-State Plastics 401K Retirement Plan


                                 Flood Coverage
                                 --------------

Provides Coverage Per Federal Flood Coverage
Texas Harlington Plant


                                     Limits
                                     ------

          Building                 $200,000            $1,000 Deductible
          Contents                 $200,000            $1,000 Deductible

                         Umbrella & Liability Coverage
                         -----------------------------

Policy Provides $25,000,000 Each Occurrence and Aggregate Over Underlying
   Liability Coverage.
$100,000 Self Insured Retention - Texas and New York


                           Excess Liability Coverage
                           -------------------------

Policy Provides $10,000,000 Each Occurrence and Aggregate Over Umbrella
   Coverage.

                     [RISK MANAGEMENT SERVICES, INC. LOGO]

       P.O. Box 1379   628 E. Morris Blvd.   Morristown, TN 37816-1379

                               Phone 615-586-2002


                         ANCHOR ADVANCED PRODUCTS, INC.
                                     Mexico


                               Property Coverage
                               -----------------
     $ 4,678,114 Building
     $20,885,824 Contents
     $24,500,000 Business Interruption

"All Risk" Coverage - $5,000 Deductible
Flood - 3% Insured Value
Earthquake - 2% Insured Value (10% Co-insurance)
Business Interruption - 5 Days


                         Comprehensive General Liability
                         -------------------------------

Premises Liability $1,000,000 Combined Single Limit
Auto in Excess of Primary Policy  $100,000
Sudden Pollution $1,000,000 - 20% Deductible
Loading and Unloading
Deductible 10% Claim


                                    Burglary
                                    --------

$20,000 - 10% Deductible of Loss


                               Money & Securities
                               ------------------

$50,000 - 10% Deductible of Loss


                                     Transit
                                     -------

$200,000 Each Vehicle
5% Deductible of Shipment
20% Theft Deductible

The terms set forth above are hereby agreed to:


-------------------------, as Assignor

By:
Name:
Title:



-------------------------, as Assignee

By:
Name:
Title:


Notice address of Assignee:

              {{Assignee}}
               __________________________

               __________________________

               Attn: ____________________

               Telephone:  (___) ________

               Telecopy:   (___) ________


CONSENTED TO (IF REQUIRED BY THE TERMS OF SECTION 11.3(b)):


NATIONSBANK, N.A.,
    as Agent

By:
Name:
Title:

ANCHOR ADVANCED PRODUCTS, INC.

By:
Name:
Title:

                                   Automobile
                                   ----------


Bodily Injury  $50,000 - Per Person  $100,000 - Per Accident
Property Damage  $100,000 - Per Accident
Medical $5,000 - Per Person  $25,000 - Per Accident
Comprehensive  2% Deductible - Minimum $200.00
Collision  5% Deductible - Minimum $400.00
Private Passenger Auto  $18,000 Maximum Per Vehicle
Trucks  $50,000 Maximum Per Vehicle
Trailer  $16,000 Maximum Per Unit

Premium Based on 8 Autos.


                               Fidelity Coverage
                               -----------------

Comprehensive Dishonesty, Disappearance and Destruction Policy  Form A

$500,000 Agreement I

                      ANCHOR ADVANCED PRODUCTS CORPORATION


POLICY TERM                        January 1, 1997 to January 1, 1998.

FORM                               IRI Comprehensive All Risk 9/90 Edition.

COVERAGE PARTS                     Property Damage, Business Interruption
                                   Item 1, and Extra Expense.

ENDORSEMENTS                       Boiler and Machinery (including
                                   Production Equipment), Earthquake, Flood,
                                   Transit, Replacement Coverage, and Agreed
                                   Amount.

LOCATIONS AND VALUES               See Exhibit 1.

LIMITS OF LIABILITY

     Policy Limit                  In no event shall liability for loss under
                                   this policy arising out of one Occurrence exceed $220,508,000, nor shall liability exceed any specific sublimit of liability applying to any insured loss, coverage or location(s).

     All Other Parts (AOP)         Liability for loss under this policy arising
     Sublimit                      out of one Occurrence shall not exceed
                                   $220,508,000 unless loss is caused by Fire, Lightning, Removal, Wind and Hail, Leakage
                                   From Fire Protective Equipment, Explosion,
                                   Smoke, Aircraft and Vehicles, Sonic Shock
                                   Wave, Riot, Civil Commotion and Vandalism,
                                   Motion Material, or Civil or Military
                                   Authority as defined herein in which case such loss is subject to the Policy Limit shown above.

     $ 50,000,000                  Earthquake at all locations

     $ 50,000,000                  Flood at all locations except Nos. 040,080 &
                                   910.

     $  5,000,000                  Flood at Location No. 040.

     $ 50,000,000                  In the Aggregate at all locations.

     $    300,000                  Transit

     Policy Amount                 Boiler and Machinery

     $  1,000,000                  "Class I Newly Acquired Property":  A
                                   building or group of buildings situated at a common location including related structures and the contents of such buildings or structures which are protected by automatic sprinklers or other fire suppression systems which have been designed and installed in accordance with the National Fire Protection
                                   Association Codes. Such automatic protection to be provided in all areas which have combustible construction or combustible occupancy. No more than 10% of the building area to be of frame construction. The site of such property must be situated in an area which qualifies for a Town Class Code of at least 8 or its equivalent.

LIMITS OF LIABIITY
(continud)


     $  1,000,000                  "Class II Newly Acquired Property".  Any
                                   Newly Acquired Property which does not
                                   qualify as a Class I Newly Acquired property.

     $    100,000                  Media Replacement at all locations except
                                   Nos. 900 A and 900 B.
     $     40,000                  Media Replacement at Location No. 900 A
     $  1,000,000                  Media Replacement at Location No. 900 B

     $    100,000                  Temporary Removal of Property - 90 Days

     The greater of 25%            Debris Removal
     of loss payable or
     $  5,000,000

     $     25,000                  Pollutant cleanup and removal from land or
                                   water confined to described premises
                                   (excluding Newly Acquired Property and
                                   Miscellaneous Uninsured Locations).  (Annual
                                   Aggregate Limit)

     $     25,000                  Expediting Expenses

     $    100,000                  Personal property of the insured at any
                                   exhibition, exposition, fair or trade show within the United States, Puerto Rico or
                                   Canada.

     $  1,200,000                  Extra Expenses at Location No. 040 only.


     $  1,000,000                  Miscellaneous Unnamed Locations
     $  1,000,000                  Miscellaneous Named Locations

     See Exhibit No. 2             Location Limits



DEDUCTIBLES

     $     50,000                  Earthquake at all locations

     $     50,000                  Flood at all locations except No. 040
     $    100,000                  Flood at Location No. 040

     $      5,000                  Transit

     $     25,000                  Boiler and Machinery

     See Exhibit No. 3             Wind

     $     25,000                  For each loss otherwise insured against.

                          COMMERCIAL GENERAL LIABILITY
                          ----------------------------


Limits of Liability
-------------------

a.   General Aggregate Limit                 $2,000,000
b.   Products/Completed Operations -
     Aggregate Limit                         $2,000,000
c.   Personal & Advertising Injury Limit     $1,000,000
d.   Each Occurrence Limit                   $1,000,000
e.   Fire Damage Legal Liability Limit       $   50,000 Any One Fire
f.   Medical Expense Limit                   $    5,000 Any One Person


Coverages
---------

a.   Premises/Operations
b.   Independent Contractors
c.   Products/Completed Operations
d.   Personal & Advertising Operations
e.   Medical Payments
f.   Foreign Products Liability
g.   Broad Form Vendors Coverage


Exclusions
----------

a.   Absolute Pollution
b.   Asbestos Exclusion
c.   Employment-Related Acts


Foreign General Liability Exclusions
------------------------------------

a.   Asbestos Exclusion
b.   Pollution Exclusion
c.   Broad Form Securities
d.   Professional Services and Errors & Omissions
e.   Aircraft Products and Grounding
f.   Excess and Difference in Conditions Provisions
g.   Nuclear Energy Liability (Broad Form)


Coverage Form            1993 Occurrence Form
-------------

Rating Plan              $25,000 Deductible (including Bodily Injury, Property
-----------              Damage, Medical Payments and Allocated Loss Adjustment
                         Expense)


Anchor Advanced 12/19/96

                                  SCHEDULE 11.1

                              Addresses for Notice


Name and Address
----------------

Anchor Advanced Products, Inc.
1111 Northshore Drive, Suite N-600 Knoxville,
Tennessee  37919
Attn:  Claude Kyker
       Senior Vice President,
       Treasury & Logistics
Telephone: (423) 450-5353
Facsimile: (423) 450-5379

Anchor Advanced Holdings Co.
1111 Northshore Drive, Suite N-600
Knoxville, Tennessee  37919
Attn: Claude Kyker
      Senior Vice President,
      Treasury &Logistics
Telephone: (423) 450-5353
Facsimile: (423) 450-5379

NationsBank, N.A.
101 N. Tryon Street, 15th Floor
Charlotte, North Carolina  28202
Attn:  Donna Cox
Telephone: (704) 386-8102
Facsimile: (704) 386-8694

                                   EXHIBIT 2.1
                                   -----------

                           FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte  28255
Attention:  Agency Services

Ladies and Gentlemen:

         The undersigned, ANCHOR ADVANCED PRODUCTS, INC. (the "Borrower"), refers to the Credit Agreement dated as of April 2, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement that it requests a Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)      Date of Borrowing
         (which is a Business Day)           ------------------

(B)      Principal Amount of
         Borrowing                           ------------------

(C)      Interest rate basis                 ------------------

(D)      Interest Period and the
         last day thereof                    ------------------

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                             Very truly yours,

                                             ANCHOR ADVANCED PRODUCTS,
                                             INC.


                                             By:
                                             Name:
                                             Title:

                                   EXHIBIT 2.3
                                   -----------

                    FORM OF NOTICE OF CONTINUATION/CONVERSION


NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte  28255
Attention:  Agency Services

Ladies and Gentlemen:

        The undersigned, ANCHOR ADVANCED PRODUCTS, INC. (the "Borrower"), refers to the Credit Agreement dated as of April 2, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.3 of the Credit Agreement that it requests a continuation or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such continuation or conversion is requested to be made:

(A)     Date of Continuation or Conversion
        (which is the last day of the
        the applicable Interest Period)           -----------------

(B)     Principal Amount of
        Continuation or Conversion                -----------------

(C)     Interest rate basis                       -----------------

(D)     Interest Period and the
        last day thereof                          -----------------

        In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                             Very truly yours,

                                             ANCHOR ADVANCED PRODUCTS, INC.

                                             By:
                                             Name:
                                             Title:

                                 EXHIBIT 2.5(a)
                                 --------------

                                  FORM OF NOTE

$15,000,000                                                        April 2, 1997


                  FOR VALUE RECEIVED, ANCHOR ADVANCED PRODUCTS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NationsBank, N.A., its successors and permitted assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at Independence Center, 15th Floor, 101 North Tryon Street (or at such other place or places as the holder hereof may designate in writing to the Borrower pursuant to the terms of the Credit Agreement), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(d) of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                              ANCHOR ADVANCED PRODUCTS,
                                              INC.

                                              By:
                                              Name:
                                              Title:

                                SCHEDULE A TO THE
                                 REVOLVING NOTE
                        OF ANCHOR ADVANCED PRODUCTS, INC.
                               DATED APRIL 2, 1997

                                                          Unpaid        Name of
         Type                                             Principal     Person
         of        Interest            Payments           Balance       Making
Date     Loan      Period       Principal    Interest     of Note       Notation
----     ----      ------       ---------    --------     ---------     --------

                                 EXHIBIT 7.1(c)
                                 --------------

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

        For the fiscal quarter ended _________________, ____.

        I, ______________________, [Title] of ANCHOR ADVANCED PRODUCTS, INC. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of April 2, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent:

a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.12 of the Credit Agreement as of the end of the fiscal period referred to above.

        This ______ day of ___________, ____.


                                               ANCHOR ADVANCED PRODUCTS,
                                               INC.


                                               By:
                                               Name:
                                               Title:

                       Attachment to Officer's Certificate
                       -----------------------------------

                       Computation of Financial Covenants

                                 EXHIBIT 7.1(d)
                                 --------------

                          FORM OF BORROWING BASE REPORT

                                  EXHIBIT 7.13
                                  ------------

                            FORM OF JOINDER AGREEMENT

        THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ____, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N.A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of April 2, 1997, by and among Anchor Advanced Products, Inc., a Delaware corporation (the "Borrower"), the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

        The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a "Guarantor". ---------

        Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

        1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

        2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement and an "Obligor" for all purposes of the Security Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

               (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth in Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

               (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on
         Schedule 2 attached hereto.

               (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not changed its name, been party to a merger, consolidation or other change in structure or used any tradenames except as set forth in Schedule 3 attached hereto.

        3. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention
of ______________ (Facsimile No. ____________).

        4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

        5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

        6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [SUBSIDIARY]


                                            By:
                                            Name:
                                            Title:


                                            Acknowledged and accepted:

                                            NATIONSBANK, N.A., as Agent

                                            By:
                                            Name:
                                            Title:

                                  EXHIBIT 11.3
                                  ------------

                        FORM OF ASSIGNMENT AND ACCEPTANCE


        THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, ____ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

        Reference is made to the Credit Agreement dated as of April 2, 1997, as amended and modified from time to time thereafter (the "Credit Agreement") among Anchor Advanced Products, Inc., the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

        1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

        3. Terms of Assignment

(a) Date of Assignment:

(b) Legal Name of Assignor:

(c) Legal Name of Assignee:

(d) Effective Date of Assignment:

(e) Commitment Percentage Assigned
    (expressed as a percentage set forth
    to at least 8 decimals)                     %

(f) Commitment Percentage of Assignee
    after giving effect to this Assignment
    and Acceptance as of the Effective
    Date (set forth to at least 8 decimals)     %

(g) Commitment Percentage of Assignor
    after giving effect to this Assignment
    and Acceptance as of the Effective
    Date (set forth to at least 8 decimals)     %

(h) Committed Amount
    as of Effective Date                                         $_____________

(i) Dollar Amount of Assignor's
    Commitment Percentage as of the
    Effective Date (the amount set forth in
    (h) multiplied by the percentage
    set forth in (g))                                            $_____________

(j) Dollar Amount of Assignee's
    Commitment Percentage as of
    the Effective Date (the amount
    set forth in (h) multiplied by
    the percentage set forth in (f))                             $_____________


4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Agent, if applicable, delivery to the Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 11.3(b) in connection herewith and recordation in the Register pursuant to
Section 11.3(d) of the terms hereof.

        5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.





         [The remainder of this page has been left blank intentionally.]

The terms set forth above are hereby agreed to:

____________________, as Assignor

By:
Name:
Title:

_____________________, as Assignee

By:
Name:
Title:

Notice address of Assignee:

               {{Assignee}}
               __________________________

               __________________________

               Attn: ____________________

               Telephone:  (___) ________

               Telecopy:   (___) ________


CONSENTED TO (IF REQUIRED BY THE TERMS OF SECTION 11.3(b)):


NATIONSBANK, N.A.,
    as Agent

By:
Name:
Title:

ANCHOR ADVANCED PRODUCTS, INC.

By:
Name:
Title: